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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT





         1.       Chartendure Limited, an English private limited company

         2.       WeRPets.com, Inc., a Tennessee corporation

         3. PQ Acquisition Company, Inc., an Arkansas corporation (the survivor of PQ, Humboldt and Maplewood mergers)

         4.       Wellstone Acquisition Corporation, a Delaware corporation

         5.       Allpets.com, Inc., a Delaware corporation



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